UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2016

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, #455, Emeryville, CA		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 550-8300

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 17, 2016, Zogenix, Inc. (the “Company”) entered into a Second Amendment to Loan and Security Agreement (the “Loan Amendment”) with Oxford Finance LLC (“Oxford”), as collateral agent, and the lenders party thereto (the “Lenders”), including Oxford and Silicon Valley Bank (“SVB”), which amended the Loan and Security Agreement, dated as of December 30, 2014 (as amended, the “Loan and Security Agreement”), among the Company, Oxford, as collateral agent, and the Lenders.

The terms of the Loan Amendment, among other things:

•	provided the Company with additional term loans in an aggregate principal amount of $11,666,666.66 to partially refinance the existing term loans outstanding under the Loan and Security Agreement, such that the aggregate outstanding principal amount of the term loans under the Loan and Security Agreement on the effective date of the Loan Amendment was $20,000,000;

•	amended the repayment schedule of the term loans under the Loan and Security Agreement such that (i) the Company is required to make interest-only payments until February 17, 2018; and (ii) the term loans will begin amortizing on February 17, 2018, with equal monthly payments of principal plus interest being made by the Company to the Lenders in consecutive monthly installments following such interest-only period until the Loan and Security Agreement matures on July 1, 2020;

•	amended the interest rate under the Loan and Security Agreement such that the term loans bear interest at an annual rate equal to either (i) 7.00% or (ii) the sum of (a) the “prime rate” rate reported in the Wall Street Journal on the date occurring on the last business day of the month that immediately precedes the month in which the interest will accrue, plus (b) 3.25%, whichever is greater;

•	removed the revolving line of credit previously available under the Loan and Security Agreement; and

•	removed an affirmative covenant requiring the Company to maintain a liquidity ratio of 1.25 to 1 through the Company’s receipt of positive data from placebo-controlled trials in the United States and European Union of ZX008.

In connection with the closing of the Loan Amendment, the Company paid the Lenders (i) a final payment of $1,000,000 with respect to the existing term loans, previously due on the earlier to occur of the maturity date of the Loan and Security Agreement or early repayment of the term loans; (ii) an amendment fee of $25,000 with respect to the previous loan amendment entered into among the Company, Oxford and SVB, previously due on the earlier to occur of the maturity date of the Loan and Security Agreement or early repayment of the term loans; and (iii) revolving line commitment fees of $64,000 in total, previously due on the earlier to occur of the second and third anniversaries of the effective date of the Loan and Security Agreement or the termination of the revolving line of credit. Furthermore, the Company agreed, (i) on the earlier to occur of the maturity date of the Loan and Security Agreement or early repayment of the term loans, to make a final payment to the Lenders equal to 6.75% of the original principal amount of the term loans funded, and (ii) on the earlier to occur of a change in control or the early termination of the Loan and Security Agreement, to pay the Lenders a termination fee of $200,000. The Company was not required to pay a prepayment fee with respect to the partial refinancing of the existing term loans or to pay a revolving line termination fee with respect to the removal of the revolving line of credit.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Loan Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Loan and Security Agreement, dated June 17, 2016, by and among Zogenix, Inc., Oxford Finance LLC, as collateral agent for the Lenders (as defined therein) and Silicon Valley Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: June 21, 2016	By:	/s/ Ann D. Rhoads
	Name:	Ann D. Rhoads
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Loan and Security Agreement, dated June 17, 2016, by and among Zogenix, Inc., Oxford Finance LLC, as collateral agent for the Lenders (as defined therein) and Silicon Valley Bank